` Letter to Shareholders | Q1 2024 1 Q1 2024 LETTER TO SHAREHOLDERS

` Letter to Shareholders | Q1 2024 2 KEY HIGHLIGHTS FROM Q1 Accelerating Top-line Growth; Favorable Mix-Shift • Consolidated TGP up 20% YoY, with Services and Insurance-as-a-Service (“IaaS”) representing 80% of TGP • Services and IaaS driving TGP growth, up 37% and 25% YoY, respectively in Q1 • Revenue up 114% YoY to $85 million; significantly better Revenue monetization in Hippo Home Insurance Program (“HHIP") Continued HHIP Loss Ratio Improvement • HHIP Q1 gross loss ratio improved 21pp YoY to 80% • Q1 gross PCS loss ratio improved 20pp YoY; improved rate and reduced exposure to severe weather • Q1 gross Non-PCS loss ratio improved 1pp YoY, despite a mix shift away from high CAT areas Generating Substantial Operating Leverage • GAAP S&M, T&D, and G&A, collectively declined from 135% of revenue a year ago to 48% in Q1 • These expenses declined 24% YoY, a reduction of $13 million YoY Net Loss and Adjusted EBITDA continuing to improve • Q1 GAAP net loss attributable to Hippo down 49% YoY to $36 million • Q1 Adjusted EBITDA loss down 62% YoY to $20 million Financial Strength • Cash and investments, excluding restricted cash, rose QoQ to $511 million; first cash flow positive quarter • Spinnaker surplus of $197 million, up from $169 million a year ago Total Generated Premium (“TGP”) +20% YoY Revenue +114% YoY HHIP Gross Loss Ratio1 -21pp YoY Adjusted EBITDA (Loss) -62% YoY $154M $245M $294M Q1'22 Q1'23 Q1'24 $25M $40M $85M Q1'22 Q1'23 Q1'24 119% 101% 80% Q1'22 Q1'23 Q1'24 -$49M -$52M -$20M Q1'22 Q1'23 Q1'24 (1) Q1’22 HHIP Gross Loss Ratio excludes PAY reserve releases

Letter to Shareholders | Q1 2024 3 Q1’24: ON TRACK Dear Shareholders, We started off the new year on the right foot, building on the momentum gained during a transformative 2023, and are on track to achieve the 2024 operational and financial goals we discussed last quarter. I am particularly excited to share that during Q1, we were able to continue reducing our CAT exposure and streamlining our operations without sacrificing overall growth. In fact, we accelerated top-line growth compared to last quarter. I mentioned previously that we’ve been focused on meeting our customers’ needs with third-party policies while we reduce our Hippo Home Insurance Program (“HHIP”) exposure in areas where we have a lower risk appetite. Our team’s efforts to find the right policy for each customer, regardless of the carrier, have allowed us to maintain high retention rates during this effort and our success helped drive accelerating Total Generated Premium (“TGP”) growth in Q1 relative to last quarter. I expect this growth to accelerate further toward the end of the year as the benefits of reopening certain geographies and the expansion of our builder business overtake the short-term growth impact of reducing CAT exposure. Without the efforts to rebalance our geographic exposure, our top-line growth could have been even higher, but these efforts are already improving underwriting results and our bottom line. No home insurance company will ever be immune from weather, and like others, we experienced losses in Q1 (March) of this year from a large hailstorm that affected Texas and Missouri. Because of our ongoing efforts to reduce policy counts in these areas and to increase deductibles that further reduce our exposure, we estimate that direct losses from this event will be approximately 43% lower than what we would have experienced if the exact same event had occurred in March 2023. This is solid progress in a relatively short period of time and like we discussed last quarter, we feel confident that later this year, after the changes work their way fully through our book, the reduction in expected losses will be even higher.

Letter to Shareholders | Q1 2024 4 Finally, toward the end of last year, we took aggressive actions to lower cost and drive efficiencies into our operations. We’re now realizing the full benefits of these cost reductions in our Q1 financials, and those improvements contributed to our progress in reducing our adjusted EBITDA loss during the quarter, even though Q1 had seasonally higher weather-related losses than Q4 of last year. The critical work that started in 2023 has continued into 2024, and our results from Q1 add to the growing evidence of our ability to efficiently grow our business while marching toward positive adjusted EBITDA. Our teams have worked hard during the quarter; I’m encouraged by the progress and excited to report that there is more to come. Sincerely, Richard McCathron President & CEO

Letter to Shareholders | Q1 2024 5 Q1’24 RESULTS Q1’24 Highlights Q1’24 FINACIALS: KPIS, SEGMENT INFORMATION, AND NON-GAAP FINANCIALS In Q1 we took another step toward achieving positive adjusted EBITDA later this year, continuing the trends we have been discussing the past few quarters, and showing measurable progress compared to our results from last quarter and to those from a year ago.

Letter to Shareholders | Q1 2024 6 Total Generated Premium (“TGP”) In Q1, TGP grew to $294 million, a 20% increase year over year. This was an acceleration of growth compared to last quarter and was driven primarily by the success we’ve had offering third-party policies to our customers through our agency and First Connect platforms. Our Insurance-as-a-Service business continued to grow, up 25% year over year, while our efforts to reduce CAT exposure in our Hippo Home Insurance Program caused TGP from that segment to shrink by 29%. All of these results were in line with expectations and consistent with the guidance we shared last quarter for the full 2024 calendar year. The parts of our business that are less exposed to underlying weather and underwriting volatility (IaaS and Services) rose as a percentage of our total TGP to 80%, up from 77% last quarter. As a reminder, we expect these trends to continue over the course of the year, with the Services and IaaS segments collectively representing ~85% of total TGP by Q4 of this year, at which point we should be starting to see TGP from HHIP beginning to grow again, especially in the builder channel, which will help bolster our total TGP growth heading into 2025.

Letter to Shareholders | Q1 2024 7 Revenue During Q1, we again grew Revenue significantly faster than TGP, with it rising 114% year over year to $85 million, up from $40 million in Q1 2023. As we discussed last quarter, this growth comes from a combination of volume increases at the Services and IaaS segments, as well as significantly higher monetization of our TGP from HHIP. Within HHIP, we were able to retain 58% of gross earned premium, up from 7% a year ago, and also benefited from a 33% year over year increase in rate on a written basis during the quarter.

Letter to Shareholders | Q1 2024 8 Loss and Loss Adjustment Expense The biggest driver of our consolidated loss and loss adjustment expense, the HHIP segment, showed strong progress during the quarter. Our HHIP gross loss ratio improved by 21 percentage points to 80%, from 101% in Q1 of last year. This portfolio- level improvement, combined with the improvements to our reinsurance structure drove the even larger improvement in our HHIP net loss ratio, which came in at 100% during the quarter, an improvement of 455 percentage points versus Q1 of last year. Our gross losses at HHIP were $19 million higher than last quarter because of seasonal weather patterns, but because of the increase in earned premium quarter over quarter, we now have the earned premium base to absorb these losses. Driven primarily by the improvements in the Hippo program, our consolidated gross loss ratio improved 17 percentage points year over year to 59% and our consolidated net loss ratio improved 186 percentage points year over year to 87%.

Letter to Shareholders | Q1 2024 9 Fixed Expenses and Operating Leverage Q1 represents the first quarter where we realized the full benefit of the cost-reduction actions and efficiency improvements we implemented late last year. These improvements show the substantial operating leverage we are achieving as we scale. Relative to Q1 of last year, our GAAP sales and marketing, technology and development, and general and administrative expenses collectively declined by 87 percentage points of revenue, shrinking from 135% of Revenue last year to 48% of revenue this quarter. Beyond the improvement relative to revenue, each of our sales and marketing, technology and development, and general and administrative line items declined in absolute dollar terms during the quarter relative to both Q1 2023 and Q4 2023. Collectively, these improvements drove a year over year reduction in expenses of more than $13 million on a GAAP basis, a decrease of 24% in absolute dollar terms, all while revenue grew 114%.

Letter to Shareholders | Q1 2024 10 Adjusted EBITDA Our Q1 adjusted EBITDA loss of $19.8 million was a $32.3 million improvement year over year and a $2.5 million improvement quarter over quarter. The year over year improvement in adjusted EBITDA was driven primarily by a 21 percentage point improvement in our HHIP gross loss ratio, improved reinsurance structure which brings our retained premium more in-line with the risk we are retaining, cost savings initiatives we initiated in Q4 of last year, and the growth in our Insurance-as-a-Service and Services segments. The quarter over quarter improvement in adjusted EBITDA was driven mainly by realizing the full benefit of the cost saving initiatives in Q1 versus only a partial benefit last quarter, while the benefit of higher earned premium offset seasonally higher weather-related losses. As a reminder, the definition of adjusted EBITDA that we are using and have used historically excludes net investment income, which amounted to $5.9 million in Q1. Summary of 2024 Guidance (unchanged from prior quarter) Looking forward to the full year 2024, we are reiterating the guidance we provided last quarter. As a reminder, 41% of our annual PCS-cat load is estimated to occur in Q2, historically our highest weather loss quarter. When we report Q2 results, we plan to provide updated guidance for the rest of 2024. Reiterating our guidance for 2024: • We expect TGP to grow to more than $1.3 billion • We expect revenue to grow to more than $340 million • We expect an adjusted EBITDA loss of between $41 and 51 million for the full year, with more than 90% of the losses coming in the first two quarters, and to be adjusted EBITDA positive in Q4

Letter to Shareholders | Q1 2024 11 Non-GAAP financial measures This letter to shareholders includes the non-GAAP financial measure (including on a forward-looking basis) Adjusted EBITDA. Hippo defines Adjusted EBITDA, a non-GAAP financial measure, as net loss attributable to Hippo excluding interest expense, income tax expense, depreciation, amortization, stock-based compensation, net investment income, restructuring charges, impairment expense, other non-cash fair market value adjustments, and contingent consideration for one of our acquisitions and other transactions that we consider to be unique in nature. Hippo excludes these items from Adjusted EBITDA because it does not consider them to be directly attributable to its underlying operating performance. This non-GAAP measure is an addition, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP. Reconciliations of non-GAAP measures to their most directly comparable GAAP counterparts are included in the Appendix to this presentation. Hippo believes that these non-GAAP measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about Hippo. Hippo’s management uses forward looking non- GAAP measures to evaluate Hippo’s projected financial and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Hippo’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies. This letter to shareholders also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, Hippo is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward looking non-GAAP financial measures is included.

Letter to Shareholders | Q1 2024 12 This letter to shareholders also includes key operating and financial metrics including Total Generated Premium (“TGP”), Gross Loss Ratio and Net Loss Ratio. We define TGP as the aggregate written premium placed across all our business platforms for the period presented. We measure TGP as it reflects the volume of our business irrespective of choices related to how we structure our reinsurance treaties, the amount of risk we retain on our own balance sheet or the amount of business written in our capacity as an MGA, agency or as an insurance carrier/reinsurer. • We define Total Generated Premium in force as the aggregate annualized premium for all the policies in force as of the period end date. • We define Gross Loss Ratio expressed as a percentage, which is the ratio of the gross losses and loss adjustment expenses to the gross earned premium. • We define Net Loss Ratio expressed as a percentage, which is the ratio of the net losses and loss adjustment expenses to the net earned premium.

Letter to Shareholders | Q1 2024 13 Forward-looking statements safe harbor Certain statements included in this letter to shareholders that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial results and other operating and performance metrics, our business strategy, our cost reduction efforts, the quality of our products and services, and the potential growth of our business, including our ability and timing to achieve profitability. These statements are based on the current expectations of Hippo’s management and are not predictions of actual performance. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, and many actual events and circumstances are beyond the control of Hippo. These forward-looking statements are subject to a number of risks and uncertainties, including our ability to achieve or maintain profitability in the future; our ability to retain and expand our customer base and grow our business, including our builder network; our ability to manage growth effectively; risks relating to Hippo’s brand and brand reputation; denial of claims or our failure to accurately and timely pay claims; the effects of intense competition in the segments of the insurance industry in which we operate; the availability and adequacy of reinsurance, including at current coverage, limits or pricing; our ability to underwrite risks accurately and charge competitive yet profitable rates to our customers, and the sufficiency of the analytical models we use to assess and predict exposure to catastrophe losses; risks related to our proprietary technology and our digital platform; outages or interruptions or delays in services provided by our third party providers, including our data vendor; risks related to our intellectual property; the seasonal and cyclical nature of our business; the effects of severe weather events and other natural or man-made catastrophes, including the effects of climate change, global pandemics, and terrorism; continued disruptions from the COVID-19 pandemic; any overall decline in economic activity; the effects of existing or new legal or regulatory requirements on our business, including with respect to maintenance of risk-based capital and financial strength ratings, data privacy and cybersecurity, and the insurance industry generally; and other risks set forth in the sections entitled “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Letter to Shareholders | Q1 2024 14 If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward- looking statements. There may be additional risks that Hippo does not presently know, or that Hippo currently believes are immaterial, that could also cause actual results to differ from those contained in the forward- looking statements. In addition, forward-looking statements reflect Hippo’s expectations, plans, or forecasts of future events and views as of the date of this letter to shareholders. Hippo anticipates that subsequent events and developments will cause Hippo’s assessments to change. However, while Hippo may elect to update these forward-looking statements at some point in the future, Hippo specifically disclaims any obligation to do so. These forward- looking statements should not be relied upon as representing Hippo’s assessments of any date subsequent to the date of this letter to shareholders. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Letter to Shareholders | Q1 2024 15 APPENDIX

Letter to Shareholders | Q1 2024 16 KEY OPERATING AND FINANCIAL METRICS (in millions, unaudited) Three Months Ended March 31 2024 2023 Total Generated Premium $293.5 $244.9 Total Revenue 85.1 39.8 Net Loss attributable to Hippo (35.7) (69.8) Adjusted EBITDA (19.8) (52.1) Gross Loss Ratio 59% 76% Net Loss Ratio 87% 273%

Letter to Shareholders | Q1 2024 17 CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (in millions, unaudited) Three Months Ended March 31 2024 2023 Revenue: Net earned premium $60.5 $13.8 Commission income, net 15.9 17.4 Service and fee income 2.8 3.2 Net investment income 5.9 5.4 Total revenue 85.1 39.8 Expenses: Losses and loss adjustment expenses 52.6 37.7 Insurance related expenses 20.8 15.8 Technology and development 8.3 11.6 Sales and marketing 14.4 22.4 General and administrative 18.3 19.8 Impairment and restructuring charges 3.6 — Other (income) expense, net — 0.3 Total expenses 118.0 107.6 Loss before income taxes (32.9) (67.8) Income tax expense (benefit) 0.2 0.3 Net loss (33.1) (68.1) Net income attributable to noncontrolling interests, net of tax 2.6 1.7 Net loss attributable to Hippo $(35.7) $(69.8) Other comprehensive income (loss): Change in net unrealized gain or loss on investments, net of tax (0.5) 1.7 Comprehensive loss attributable to Hippo $(36.2) $(68.1) Per share data: Net loss attributable to Hippo - basic and diluted $(35.7) $(69.8) Weighted-average shares used in computing net loss per share 24,225,650 23,198,491 Net loss per share attributable to Hippo - basic and diluted $(1.47) $(3.01)

Letter to Shareholders | Q1 2024 18 CONSOLIDATED BALANCE SHEETS (in millions, unaudited) March 31, 2024 December 31, 2023 Assets Investments: Fixed maturities available-for-sale $162.7 $161.7 Short-term investments 124.7 187.1 Total investments 287.4 348.8 Cash and cash equivalents 223.4 142.1 Restricted cash 39.9 53.0 Accounts receivable 153.8 145.2 Reinsurance recoverable on paid and unpaid losses and LAE 290.1 281.3 Prepaid reinsurance premiums 275.3 335.6 Ceding commissions receivable 82.2 73.8 Capitalized internal use software 48.9 48.4 Intangible assets 26.2 27.3 Other assets 69.1 69.2 Total assets $1,496.3 $1,524.7 Liabilities and stockholders’ equity Liabilities: Loss and loss adjustment expense reserve 336.6 322.5 Unearned premiums 407.3 419.2 Reinsurance premiums payable 263.2 260.1 Provision for commission 29.0 24.7 Accrued expenses and other liabilities 105.4 113.5 Total liabilities 1,141.5 1,140.0 Stockholders’ equity: Common stock — — Additional paid-in capital 1,624.7 1,615.2 Accumulated other comprehensive loss (3.4) (2.9) Accumulated deficit (1,270.1) (1,234.4) Total Hippo stockholders’ equity 351.2 377.9 Noncontrolling interest 3.6 6.8 Total stockholders’ equity 354.8 384.7 Total liabilities and stockholders’ equity $1,496.3 $1,524.7

Letter to Shareholders | Q1 2024 19 CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions, unaudited) Three Months Ended March 31 2024 2023 Cash flows from operating activities: Net loss $(33.1) $(68.1) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization 5.6 4.3 Stock–based compensation expense 8.4 16.1 Fair value adjustments 1.5 1.0 Impairment and restructuring charges 3.3 — Other non-cash items (2.4) (1.8) Changes in assets and liabilities: Accounts receivable, net (8.7) (26.4) Reinsurance recoverable on paid and unpaid losses and LAE (8.8) (14.6) Ceding commissions receivable (8.4) (14.1) Prepaid reinsurance premiums 60.3 (16.9) Other assets (3.3) (2.1) Provision for commission 4.3 3.7 Accrued expenses and other liabilities (6.1) 5.0 Loss and loss adjustment expense reserves 14.1 11.4 Unearned premiums (12.0) 24.4 Reinsurance premiums payable 3.0 42.4 Net cash p r o v i d e d b y ( used in) operating activities 17.7 (35.7) Cash flows from investing activities: Capitalized internal use software costs (3.3) (3.9) Purchases of property and equipment (0.1) — Purchases of fixed maturities (17.3) (21.9) Maturities of fixed maturities 14.4 2.3 Sales of fixed maturities 0.6 0.8 Purchases of short-term investments (37.6) (89.3) Maturities of short-term investments 101.8 119.8 Sales of short-term investments — 7.0 Other — (1.0) Net cash provided by (used in) investing activities 58.5 13.8 Cash flows from financing activities: Taxes paid related to net share settlement of equity awards (1.1) (0.9) Proceeds from issuances of common stock 1.0 0.2 Share repurchases under program — (0.2) Payments of contingent consideration (0.3) (0.4) Other (7.6) (0.6) Net cash used in financing activities (8.0) (1.9) Net increase (decrease) in cash, cash equivalents, and restricted cash 68.2 (23.8) Cash, cash equivalents, and restricted cash at the beginning of the period 195.1 244.5 Cash, cash equivalents, and restricted cash at the end of the period $263.3 $220.7

Letter to Shareholders | Q1 2024 20 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THEIR MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES (in millions, unaudited) Three Months Ended March 31 2024 2023 Net loss attributable to Hippo $(35.7) $(69.8) Adjustments: Net investment income (5.9) (5.4) Depreciation and amortization 5.6 4.3 Stock-based compensation 8.4 16.1 Fair value adjustments 1.5 1.0 Other one-off transactions 2.5 1.4 Income tax (benefit) expense 0.2 0.3 Impairment and restructuring charges 3.6 — Adjusted EBITDA $(19.8) $(52.1) SUPPLEMENTAL FINANCIAL INFORMATION (in millions, unaudited) Total Generated Premium Three Months Ended March 31 2024 2023 Change Gross Written Premium $194.7 $189.5 $5.2 Gross Placed Premium 98.8 55.4 43.4 Total Generated Premium $293.5 $244.9 $48.6

Letter to Shareholders | Q1 2024 21 Gross and Net Loss Ratios Three Months Ended March 31 2024 2023 Gross Losses and LAE $121.1 $126.3 Gross Earned Premium 206.7 165.1 Gross Loss Ratio 59% 76% Net Losses and LAE $52.6 $37.7 Net Earned Premium 60.5 13.8 Net Loss Ratio 87% 273% Gross Loss Ratio Breakdown Three Months Ended March 31 2024 2023 PCS Losses 10% 25% Non-PCS Losses 49% 51% Gross Loss Ratio 59% 76% Insurance Related Expenses Breakdown Three Months Ended March 31 2024 2023 Amortization of deferred direct acquisition costs, net $11.5 $6.0 Employee-related costs 2.2 3.0 Underwriting costs 1.4 1.8 Amortization of capitalized internal use software 3.9 2.9 Other 1.8 2.1 Total $20.8 $15.8 hippo

Consolidated Gross Loss Ratio (GLR)

	2023					2024
	Q1	Q2	Q3	Q4	FY	Q1
Reported Consolidated GLR with ULAE	**76%**	**107%**	**59%**	**45%**	**71%**	**59%**
Prior Accident Year (PAY) Action						
All PCS events	(1%)	(4%)	0%	(5%)	(2%)	0%
Non-PCS	0%	(6%)	0%	1%	(1%)	0%
PAY Impact on GLR	(1%)	(10%)	0%	(4%)	(3%)	0%
PCS Cat Events						
Uri/Ian	0%	(3%)	0%	(2%)	(1%)	0%
Other PCS	26%	64%	6%	3%	22%	10%
PCS Impact on GLR	26%	61%	6%	1%	21%	10%
GLR excluding PAY and PCS Events	**51%**	**56%**	**53%**	**48%**	**53%**	**49%**

HHIP Gross Loss Ratio (GLR)

	2023					2024
	Q1	Q2	Q3	Q4	FY	Q1
Reported HHIP GLR with ULAE	**101%**	**178%**	**75%**	**53%**	**101%**	**80%**
Prior Accident Year (PAY) Action						
All PCS events	0%	(2%)	0%	(5%)	(2%)	0%
Non-PCS	(0%)	(5%)	0%	5%	0%	0%
PAY Impact on GLR	0%	(7%)	0%	0%	(2%)	0%
PCS Cat Events						
Uri/Ian	0%	0%	0%	(1%)	0%	0%
Other PCS	41%	122%	6%	(4%)	42%	21%
PCS Impact on GLR	41%	122%	6%	(5%)	42%	21%
HHIP GLR excluding PAY and PCS Events	**60%**	**63%**	**69%**	**58%**	**61%**	**59%**

Letter to Shareholders | Q1 2024

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Letter to Shareholders | Q1 2024 23 SEGMENTS (in millions, unaudited) Three Months Ended March 31, 2024 Services Insurance- as-a- Service Hippo Home Insurance Program Intersegment Eliminations(1) Total Revenue: Net earned premium $ — $ 12.4 $ 48.1 $ — $ 60.5 Commission income, net 11.3 5.5 0.9 (1.8) 15.9 Service and fee income 0.1 — 2.7 — 2.8 Net investment income — 2.5 3.4 — 5.9 Total Revenue 11.4 20.4 55.1 (1.8) 85.1 Adjusted Operating Expenses: Loss and loss adjustment expense — 4.5 47.9 — 52.4 Insurance related expense — 6.9 12.2 (2.6) 16.5 Sales and marketing 8.4 — 1.6 (0.2) 9.8 Technology and development 2.9 — 3.7 — 6.6 General and administrative 2.8 1.8 6.5 — 11.1 Other expenses — — — — — Total adjusted operating expenses 14.1 13.2 71.9 (2.8) 96.4 Less: Net investment income — (2.5) (3.4) — (5.9) Less: Noncontrolling interest (2.6) — — — (2.6) Adjusted operating income (loss) (5.3) 4.7 (20.2) 1.0 (19.8) Net investment income 5.9 Depreciation and amortization (5.6) Stock-based compensation (8.4) Fair value adjustments (1.5) Other one-off transactions (2.5) Income tax expense (0.2) Impairment and restructuring charges (3.6) Net loss attributable to Hippo $ (35.7) Income tax expense 0.2 Noncontrolling interest 2.6 Loss before income taxes $ (32.9) (1) Intersegment eliminations include commissions paid from Hippo Home Insurance Program for policies sold by the Company’s Services segment (revenue, cost, and other adjustments in respective business units eliminated as part of consolidation).

Letter to Shareholders | Q1 2024 24 Three Months Ended March 31, 2023 Services Insurance -as-a- Service Hippo Home Insurance Program Intersegment Eliminations(1) Total Revenue: Net earned premium $ — $ 7.6 $ 6.2 $ — $ 13.8 Commission income, net 9.6 3.8 6.2 (2.2) 17.4 Service and fee income 0.2 — 3.0 — 3.2 Net investment income — 1.5 3.9 — 5.4 Total Revenue 9.8 12.9 19.3 (2.2) 39.8 Adjusted Operating Expenses: Loss and loss adjustment expense — 2.7 34.5 — 37.2 Insurance related expense — 4.2 8.2 (0.8) 11.6 Sales and marketing 12.1 — 4.9 (1.2) 15.8 Technology and development 3.7 — 4.5 — 8.2 General and administrative 2.9 1.3 7.5 — 11.7 Other expenses 0.2 — 0.1 — 0.3 Total adjusted operating expenses 18.9 8.2 59.7 (2.0) 84.8 Less: Net investment income — (1.5) (3.9) — (5.4) Less: Noncontrolling interest (1.7) — — — (1.7) Adjusted operating income (loss) (10.8) 3.2 (44.3) (0.2) (52.1) Net investment income 5.4 Depreciation and amortization (4.3) Stock-based compensation (16.1) Fair value adjustments (1.0) Other one-off transactions (1.4) Income tax expense (0.3) Net loss attributable to Hippo $ (69.8) Income tax expense 0.3 Noncontrolling interest 1.7 Loss before income taxes $ (67.8) (1) Intersegment eliminations include commissions paid from Hippo Home Insurance Program for policies sold by the Company’s Services segment (revenue, cost, and other adjustments in respective business units eliminated as part of consolidation).

hippo

Summary Segment Information
(in millions, unaudited)

	Three Months Ended March 31		
Total Generated Premium:	**2024**	**2023**	**% Change**
Services	$133.7	$97.9	37%
Insurance-as-a-service	130.0	104.0	25%
Hippo Home Insurance Program	65.5	92.2	(29)%
Eliminations	(35.7)	(49.2)	
Total	293.5	244.9	20%

Revenue:	**2024**	**2023**	**% Change**
Services	$11.4	$9.8	16%
Insurance-as-a-service	20.4	12.9	58%
Hippo Home Insurance Program	55.1	19.3	185%
Eliminations	(1.8)	(2.2)	
Total	85.1	39.8	114%

Adjusted Operating Expenses:	**2024**	**2023**	**% Change**
Services	$14.1	$18.9	(25)%
Insurance-as-a-service	13.2	8.2	61%
Hippo Home Insurance Program	71.9	59.7	20%
Eliminations	(2.8)	(2.0)	
Total	96.4	84.8	14%
Services Noncontrolling Interest	$(2.6)	$(1.7)	53%

Adjusted Operating Income (Loss):	**2024**	**2023**	**% Change**
Services	$(5.3)	$(10.8)	(51)%
Insurance-as-a-service	4.7	3.2	47%
Hippo Home Insurance Program	(20.2)	(44.3)	(54)%
Eliminations	1.0	(0.2)	
Total	(19.8)	(52.1)	(62)%

Letter to Shareholders | Q1 2024

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Letter to Shareholders | Q1 2024 26